UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

ZELTIQ Aesthetics, Inc.

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100 Pleasanton, California		94588
(Address of principal executive offices)		(Zip Code)

(925) 474-2500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of

(c) Appointment of Certain Officers.

On March 19, 2012, ZELTIQ Aesthetics, Inc. (the “Company”) issued a press release announcing that it has named Michael C. Genau as President of the North American Franchise. A copy of the press release is attached as Exhibit 99.1.

Prior to joining the Company, Mr. Genau, age 52, served as President of the global Active Healing Solutions business at Kinetic Concepts, Inc. from July 2009 to December 2011. Prior to that, Mr. Genau worked for GE Healthcare from January 2001 to June 2009 where he held executive and management positions for several key divisions within GE including: Global Diagnostic X-Ray and Mammography, Maternal Infant Care, Clinical Systems, GE Medical Systems Europe and Cardiology Systems. He also previously served as Executive Vice President and General Manager for Critikon Company, LLC, which was sold to GE Medical Systems. Earlier in his career, Mr. Genau held global sales, marketing, and product management positions for Johnson & Johnson.

Pursuant to Mr. Genau’s employment offer letter, he will be paid an annual base salary of $400,000 and a signing bonus of $100,000 and will be eligible to receive an annual bonus of up to 45% of his earned base salary pursuant to the Company’s annual bonus plan. In addition, Mr. Genau will receive 207,692 Restricted Stock Units (“RSUs”) pursuant to the Company’s 2011 Equity Incentive Plan, which RSUs will vest provided Mr. Genau remains in service the Company over four years with one-fourth vesting at the end of twelve months, and each remaining one-fourth vesting annually at the end of twenty-four months, thirty-six months, and forty-eight months, respectively. Mr. Genau will also receive options to purchase 26,316 shares of the Company’s common stock pursuant to the Company’s 2011 Equity Incentive Plan, with the exercise price per share equal to the fair market value per share on the date the option is granted. The options will vest over four years provided Mr. Genau remains in service the Company with one-fourth of the options vesting at the end of twelve months, and the remainder vesting monthly at a rate of 1/48th of the total number per month thereafter until all shares are vested. The employment offer letter provides that if the Company terminates Mr. Genau’s employment without cause (as such term is defined in the employment offer letter), he will be entitled to receive nine months of base salary, or 12 months of base salary after the completion of 36 months of service, payable in accordance with the Company’s payroll practice.

The foregoing description of the employment offer letter does not purport to be complete and is qualified in its entirety by reference to the employment offer letter, a copy of which is filed with this Current Report as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Offer Letter, dated February 20, 2012, by and between ZELTIQ Aesthetics, Inc. and Michael C. Genau.

99.1	Press release dated March 19, 2012.*

*	Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Date: March 19, 2012	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description

10.1	Employment Offer Letter, dated February 20, 2012, by and between ZELTIQ Aesthetics, Inc. and Michael C. Genau.

99.1	Press release dated March 19, 2012.